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                                                                     EXHIBIT 4.1


                            Incorporated in Bermuda

                        AmerInst Insurance Group, Ltd.


This is to certify that

is/are the registered shareholders of:


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No. of Shares            Type of Shares                     Par Value

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Date of Record           Certificate Number                 % Paid

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The above shares are subject to the Memorandum of Association and Bye-laws of the Company and transferrable in accordance therewith.


                  Given under the Common Seal of the Company

________________________ Director ________________________ Director/Secretary